Granite Point Mortgage Trust Inc. Reports Third Quarter 2019 Financial Results
and Activity Post Quarter-End

NEW YORK, November 5, 2019 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter ended September 30, 2019 and provided an update on its activities subsequent to quarter-end. A presentation containing third quarter 2019 highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

Third Quarter 2019 Summary

•	GAAP net income of $17.4 million or $0.32 per basic share; Core Earnings(1) of $18.5 million or $0.34 per basic share.

•	Book value of $18.65 per common share; declared and paid a dividend of $0.42 per common share.

•
Closed 15 senior commercial real estate loans with total commitments of $636.7 million having a weighted average stabilized LTV of 66%(2) and a weighted average yield of LIBOR + 3.65%(3); funded $535.0 million of principal balance of loans during the quarter, including $57.7 million on existing loan commitments and $2.2 million on upsizing 2 existing loans, whose total commitments were increased by $6.0 million.

•	Received prepayments and principal amortization of $167.2 million.

•	Portfolio principal balance of $4.0 billion; over 98% floating rate and comprised of over 98% senior commercial mortgage loans with a weighted average stabilized LTV of 64%.

•	Extended the maturity of the Citibank repurchase facility to 2022 and upsized borrowing capacity from $250 to $400 million.

•	Extended the maturity of the Citibank revolving credit facility to 2021, reduced its cost by 50bps and amended other terms.

•	Upsized the JPMorgan repurchase facility borrowing capacity from $350 to $425 million.

•	Extended the maturity of the Morgan Stanley repurchase facility to 2021.

Activity Post Quarter-End

•
Current forward pipeline of senior CRE loans, with total commitments of over $650 million and initial fundings of over $500 million, which have either closed or are in the closing process, subject to fallout.

•	Funded over $325 million of principal balance of loans so far in the fourth quarter of 2019.

•	Upsized the Wells Fargo repurchase facility from $200 to $275 million.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 6, 2019 at 10:00 a.m. ET to discuss third quarter 2019 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (833) 255-2835, (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning November 6, 2019 at 12:00 p.m. ET through November 13, 2019 at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10135419. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This release contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-3200.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

# # #

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2019	December 31, 2018
ASSETS	(unaudited)
Loans held-for-investment	$3,927,095	$3,167,913
Available-for-sale securities, at fair value	12,830	12,606
Held-to-maturity securities	19,594	26,696
Cash and cash equivalents	137,355	91,700
Restricted cash	168,809	31,723
Accrued interest receivable	10,797	10,268
Deferred debt issuance costs	7,183	3,924
Prepaid expenses	1,313	1,055
Other assets	22,636	15,996
Total Assets (1)	$4,307,612	$3,361,881
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,724,912	$1,500,543
Securitized debt obligations	1,124,820	654,263
Asset-specific financings	114,080	—
Revolving credit facilities	—	75,000
Convertible senior notes	269,241	268,138
Accrued interest payable	11,253	6,394
Unearned interest income	215	510
Dividends payable	23,063	18,346
Other liabilities	15,788	10,156
Total Liabilities (1)	3,283,372	2,533,350
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 54,853,205 and 43,621,174 shares issued and outstanding, respectively	549	436
Additional paid-in capital	1,047,200	836,288
Accumulated other comprehensive income (loss)	32	(192)
Cumulative earnings	144,400	91,875
Cumulative distributions to stockholders	(168,941)	(100,876)
Total Stockholders’ Equity	1,023,240	827,531
Total Liabilities and Stockholders’ Equity	$4,307,612	$3,361,881

(1)
The condensed consolidated balance sheets include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations of these VIEs, and liabilities of the consolidated VIEs for which creditors do not have recourse to Granite Point Mortgage Trust Inc. At September 30, 2019 and December 31, 2018, assets of the VIEs totaled $1,472,564 and $829,147, and liabilities of the VIEs totaled $1,125,992 and $654,952, respectively. See Note 3 - Variable Interest Entities for additional information.

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$61,796	$46,424	$176,594	$127,576
Available-for-sale securities	308	294	927	851
Held-to-maturity securities	530	757	1,804	2,478
Cash and cash equivalents	810	85	2,228	141
Total interest income	63,444	47,560	181,553	131,046
Interest expense:
Repurchase agreements	17,951	14,304	48,469	45,432
Securitized debt obligations	12,467	6,693	35,880	10,568
Convertible senior notes	4,503	2,216	13,459	6,601
Asset-specific financings	1,119	—	1,717	—
Revolving credit facilities	322	152	1,182	372
Total interest expense	36,362	23,365	100,707	62,973
Net interest income	27,082	24,195	80,846	68,073
Other income:
Fee income	—	—	1,115	1,446
Total other income	—	—	1,115	1,446
Expenses:
Management fees	3,801	3,111	11,013	9,434
Incentive fees	—	—	244	—
Servicing expenses	1,013	616	2,671	1,568
General and administrative expenses	4,877	3,904	15,499	12,141
Total expenses	9,691	7,631	29,427	23,143
Income before income taxes	17,391	16,564	52,534	46,376
Benefit from income taxes	(1)	(1)	(4)	(2)
Net income	17,392	16,565	52,538	46,378
Dividends on preferred stock	25	25	75	75
Net income attributable to common stockholders	$17,367	$16,540	$52,463	$46,303
Basic earnings per weighted average common share	$0.32	$0.38	$1.00	$1.07
Diluted earnings per weighted average common share	$0.32	$0.37	$1.00	$1.04
Dividends declared per common share	$0.42	$0.42	$1.26	$1.20
Weighted average number of shares of common stock outstanding:
Basic	54,853,205	43,456,234	52,492,324	43,426,109
Diluted	54,853,205	50,651,612	52,492,324	50,616,264
Comprehensive income:
Net income attributable to common stockholders	$17,367	$16,540	$52,463	$46,303
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	32	224	32
Other comprehensive income	—	32	224	32
Comprehensive income attributable to common stockholders	$17,367	$16,572	$52,687	$46,335

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended September 30, 2019
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$17,367
Adjustments for non-core earnings:
Non-cash equity compensation	1,087
Core Earnings(1)	$18,454

Core Earnings per basic common share	$0.34
Basic weighted average shares outstanding	54,853,205

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.